UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) October 2, 2008
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Restricted Stock Units
On October 2, 2008, the Compensation Committee of the Company’s Board of Directors approved grants under the Company’s Equity and Incentive Plan of 50,000 time-vested restricted stock units (“RSUs”) each to Jeffrey L. Keefer, Executive Vice President and Chief Financial Officer and Thomas M. Connelly, Jr., Executive Vice President and Chief Innovation Officer. The RSUs are designed to encourage the retention of these key executives by recognizing their strong current and future contributions to the Company. The RSUs will vest (assuming continued employment) as follows: (1) fifty percent (50%) of the units (including dividend equivalent units) will vest on October 2, 2010; and (2) fifty percent (50%) of the units (including dividend equivalent units) will vest on October 2, 2011.
If the grantee’s employment with the Company terminates due to total and permanent disability or death, all of the unvested RSUs will vest, provided the grantee has been employed by the Company for six months following the grant date. If the grantee’s employment with the Company terminates for any other reason, including, but not limited to, resignation or retirement, prior to October 2, 2011, all of the unvested RSUs (including dividend equivalent units) will be forfeited.
Except to the extent set forth above, the award terms of the RSUs are materially consistent with the award terms on file with the Securities and Exchange Commission as Exhibit 10.13 to the Company’s Form 10-Q Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended March 31, 2008.
Consulting Agreement
It is anticipated that Richard R. Goodmanson will retire as Executive Vice President & Chief Operating Officer of the Company during 2009. To ensure his active participation on behalf of the Company in ongoing litigation and other business matters, the Compensation Committee approved the Company’s entry into a three-year consulting agreement with Mr. Goodmanson, effective as of his retirement, pursuant to which he shall be paid a $200,000 annual retainer plus a $2,000 per diem payment when actively involved in litigation support and business projects on behalf of the Company. The agreement with Mr. Goodmanson will contain customary provisions, including a restriction on his ability to take on any work that may create a conflict of interest, protection of confidential information and reimbursement of all expenses associated with his performance under the agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY (Registrant)
/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

October 6, 2008

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